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                                                                    Exhibit 3-23
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                                                                           FILED
                                                                     MAY 25 1995
                                                   SECRETARY OF THE COMMONWEALTH
                                                           CORPORATIONS DIVISION


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                ADS HINGHAM NURSING FACILITY LIMITED PARTNERSHIP

     Pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act (the "Act"), the undersigned hereby agrees, certifies, and swears to this Certificate of Limited Partnership, as follows:

     1. Name of Partnership. The name of the Partnership is ADS Hingham Nursing Facility Limited Partnership (the "Partnership").

     2. Business of Partnership. The character of the business of the Partnership and its purpose are to acquire, own, develop, construct, rehabilitate, renovate, improve, maintain, finance, manage, operate, lease, sell, convey, assign, mortgage or otherwise invest in and deal with the nursing homes and long-term care facilities, either directly or indirectly through one or more corporations, trusts, limited liability companies and/or partnerships (general or limited and through general or limited partner interests or both) or otherwise, and to engage in any other activities related or incidental thereto.

     3. Office of the Partnership: Agent for Service of Process. The office of the Partnership for purposes of Section 4(1) of the Act (and the office at which its records are maintained for purposes of Section 5(a) of the Act) is c/o ADS Hingham Nursing Facility, Inc., 300 Brickstone Square, Andover, MA 01810-1430. The name and address of the Partnership's agent for service of process in Massachusetts is ADS Hingham Nursing Facility, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

     4. General Partner's Name and Business Address. The name and business address of the general partner of the Partnership are ADS Hingham Nursing Facility, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

     5. Date of Dissolution of the Partnership. The latest date on which the Partnership is to dissolve is December 31, 2050.

     IN WITNESS WHEREOF, the undersigned, being the sole general partner of the Partnership, has signed and sworn to this certificate of Limited Partnership under the penalties of perjury as of this 24th day of May, 1995.



                                            ADS HINGHAM NURSING FACILIY, INC.

                                            By /s/ [graphic of signature]
                                            __________________________________
                                            Its President



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                       ADS Hingham Nursing Facility, Inc.

                             300 Brickstone Square

                             Andover, MA 01810-1430

                                   May 24, 1995

Secretary of State
Commonwealth of Massachusetts

To Whom It May Concern:

     The undersigned hereby consents to the use of the name "ADS Hingham Nursing Facility Limited Partnership" by a limited partnership to be formed in the Commonwealth.


                                            ADS HINGHAM NURSING FACILIY, INC.

                                            By /s/ [graphic of signature]
                                            __________________________________
                                            Its President


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                                                                FILED
                                                             NOV 17 1995
                                                   SECRETARY OF THE COMMONWEALTH
                                                        CORPORATIONS DIVISION


                ADS HINGHAM NURSING FACILITY LIMITED PARTNERSHIP

             FIRST AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

     The Certificate of Limited Partnership of ADS Hingham Nursing Facility Limited Partnership (the "Partnership") was originally filed with the Office of the Secretary of the Commonwealth of Maasachusetts on May 25, 1995. The following amends the Certicate of Limited Partnership of the Partnership:

     1. The name of the Partnership is "ADS Hingham Limited Partnership".

     2. The name and address of the general partner are: ADS Hingham Nursing Facility, Inc., 300 Brickstone Square, Andover, MA 01810.

     IN WITNESS WHEREOF, the undersigned has signed and sworn to this First Amendment to Certificate of Limited Partnership under the penalties of perjury as of this 31st day of October, 1995.



                                            ADS HINGHAM NURSING FACILIY, INC


                                             By /s/ [graphic of signature]
                                                _______________________________
                                                Its President


                                       -1-


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                                                                           FILED
                                                                     JUN 30 1998
                                                   SECRETARY OF THE COMMONWEALTH
                                                           CORPORATIONS DIVISION


                         COMMONWEALTH OF MASSACHUSETTS

                  Limited Partnership Certificate of Amendment
                                      for
                        ADS Hingham Limited Partnership


This amendment of the Certificate of Limited Partnership of ADS Hingham Limited Partnership is made as of this 15th day of May, 1998 in order to amend the Certificate of Limited Partnership of the Partnership, filed with the Secretary of State of the Commonwealth of Massachusetts on May 25, 1995 and the latest date on which the Partnership is to dissolve is December 31, 2050 as follows:

The Certificate of Limited Partnership is hereby amended by changing the name and address of the Partnership's agent for service of process to C T Corporation System, 2 Oliver Street, Boston, MA 02109.

The name and business address of the General Partner is ADS Hingham Nursing Facility, Inc., 300 Brickstone Square, Andover, MA 01810-1430.

In Witness Whereof, the undersigned has caused this amendment of the Certificate of Limited Partnership of ADS Hingham Nursing Facility Limited Partnership to be executed as of this 15th day of May, 1998.


                                     ADS Hingham Nursing Facility, Inc.


                                       By: /s/ Ira C. Gubernick
                                           ___________________________________
                                           Ira C. Gubernick